PROMISSORY NOTE


                                                                 TULSA, OKLAHOMA
$2,500                                                         February 18, 2000

         FOR VALUE RECEIVED, KBS Technologies, Inc. ("Borrower") hereby promises to pay to the order of Kipp Slicker ("Holder") the principal amount of Twenty-Five Hundred and no/dollars ($2,500) plus interest in installments as set forth herein.

        1. Installments. The principal and interest outstanding shall be payable on demand.

        2. Interest Rate. Prior to an event of default, the obligations arising hereunder shall bear interest at the rate of 10% per annum. Upon and during the continuation of an event of default, the unpaid balance of this Note shall bear interest at the rate of 14% per annum.

        3. Maximum Interest Rate. Notwithstanding any provision herein, Holder shall never be entitled to receive, collect or apply as interest on any amount owed hereunder any amount in excess of the maximum lawful rate of interest permitted to be charged by any applicable law. In the event Holder shall ever receive, collect or apply as interest any amount in excess of any amount permitted to be received under applicable law, all such excess amounts shall be applied as of the date received to the reduction of the principal amount of indebtedness hereunder. After payment of the indebtedness in full, all remaining excess amounts paid shall forthwith be returned within five (5) days to Borrower.

        4.  Permissive   Prepayment.   This  Note  and  all   indebtedness
arising in connectionherewith may be prepaid at any time and from time to time in whole or in part by any Borrower without premium, penalty or other charges or fees whatsoever. All prepayments shall be applied to installments in the inverse order of their due date.

        5. No Collateral.  The obligations of this note are unsecured.


        6.  Events  of  Default.  At the  option  of  Holder,  this  Note  shall
become   immediately  due  and  payable  upon  the  occurrence  and  during  the continuation of the following events of default:

         (a) Borrower fails to pay principal or interest immediately due and owing under this Note within 3 business days after Borrower receives written notice of such payment; or:

         (b)      Borrower shall:

                  (1)      Be adjudicated as bankrupt or insolvent; or

                  (2) Admit in writing its inability to pay its debts generally as they become due; or

                  (3) Apply for or consent to the appointment of a receiver, trustee, or liquidator of it or of all or substantially all of its assets; or

                  (4) File a voluntary petition in bankruptcy or a petition or an answer seeking reorganization or an arrangement with creditors or take advantage of or seek any other relief under any bankruptcy, reorganization, rearrangement, debtor's relief, or other insolvency law now or hereafter existing; or

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                  (5)      File an answer admitting the material allegations of,
                           or  consenting  to, or  failure  to  answer  timely a
                           petition   filed   against  it  in  any   bankruptcy,
                           reorganization, rearrangement, debtor's relief, or other insolvency proceedings; or

                  (6) Institute or voluntarily be or become a party to any other judicial proceedings intended to effect a discharge of all or substantially all of its debts, in whole or in part, or a postponement of the maturity or the collection thereof, or a suspension of any of the rights or powers granted hereby; or

         (c) An order, judgment, or decree shall be entered by any court of competent jurisdiction approving a petition seeking reorganization of Borrower or appointing a receiver, trustee, or liquidator of Borrower or of all or substantially all of its assets, and such order, judgment, or decree is not permanently stayed or reversed within sixty (60) days after entry thereof, or a petition is filed against Borrower seeking reorganization, an arrangement with creditors, or any other relief under any bankruptcy, reorganization, rearrangement, debtor's relief, or other insolvency law now or hereafter existing, and such petition is not discharged within sixty (60) days after the filing thereof.

         If one or more events of default shall occur and be continuing, after the expiration of any grace or curative period provided herein, Holder may, at its option, declare the entire indebtedness arising hereunder due and payable and may proceed to protect and enforce any and all rights to enforce payment of all indebtedness arising hereunder at law or in equity. All rights, remedies and powers conferred upon Holder herein shall be cumulative and not exclusive of any other rights, remedies or powers. No delay or omission to exercise any right, remedy or power shall impair any such right, remedy or power or shall be construed to be a waiver of any event of default or any acquiescence or forbearance with respect thereto. Any right, remedy or power granted hereunder or applicable under law or in equity may be exercised from time to time, independently or concurrently. No waiver of any event of default shall extend any other subsequent event of default. No single or partial exercise of any right, remedy or power shall preclude the exercise of any other right, remedy or power or the further exercise thereof.

         7. Governing Law. This Note has been executed and delivered in Tulsa County, Oklahoma and shall be governed by and construed in accordance with the laws of the State of Oklahoma. Borrower expressly agrees that the courts of Tulsa, County, Oklahoma shall have jurisdiction over all proceedings in connection herewith, and Borrower agrees that for purposes of enforcement of Holder's rights and remedies hereunder, venue and personal jurisdiction are proper in the courts situated in Tulsa County, Oklahoma.

         8. Severability. In the event any provision of this Note shall be declared by a court of competent jurisdiction to be unenforceable or invalid for any reason whatsoever, the remaining provisions of this Note shall not be affected thereby and all such remaining provisions shall be enforced to the maximum extent permitted by law.

         9. Costs of Collection. If this Note or any portion hereof is not paid when due, after expiration of all curative periods, Borrower promises to pay all reasonable costs of collection, including but not limited to, all reasonable attorneys' fees, court costs and reasonable expenses incurred in good faith by the Borrower in order to obtain prompt, punctual and proper payment of all amounts of indebtedness arising hereunder.

        10. Waiver. Borrower and all other parties now or hereafter liable for the payment of the indebtedness arising hereunder, whether as endorser, guarantor, surety or otherwise, waives demands, presentments, diligence in collecting and consent to all extensions which from time to time may be granted.

        11. Binding Effect. This Note and all the covenants, promises, obligations and agreements of Borrower and all rights, powers, privileges and entitlements of Holder shall be binding upon and inure to the benefit of their respective successors, legal representatives, and permitted assigns.

        12. Currency and Place of Payment. All payments of principal and interest arising in connection with this Note shall be made in lawful currency of the United States of America and shall be paid to Holder at the Holder's
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principal executive office at 4444 East 66th Street,  Suite 201, Tulsa OK
74136, or at such other place as Holder shall instruct the Borrower in writing.

By: /s/ Kipp Slicker
Kipp Slicker
                                       -3-
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